70 Maxess Road ▪ Melville, NY  11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

NU HORIZONS ELECTRONICS CORP. REPORTS
FINANCIAL RESULTS FOR THE
FIRST QUARTER OF FISCAL YEAR 2011

MELVILLE, NY, July 8, 2010 -- Nu Horizons Electronics Corp. (NASDAQ:NUHC), a leading global distributor of advanced technology semiconductor, display, illumination, power, system and telecommunication solutions, today reported financial results for the first quarter of fiscal 2011, reflecting the period ended May 31, 2010.  Operating performance highlights and recent developments include:

•	Record first quarter net revenues of $211 million, including $60.7 million of Xilinx products; Up 42.6% from FY10 Q1
•	Net revenues increase sequentially for fifth consecutive quarter; Up 12.8% from FY10 Q4
•	Excluding Xilinx products, quarterly revenues grew 52.7% from FY10 Q1 and 14.1% from FY10 Q4
•	Bookings-to-billings ratio without Xilinx of 1.22:1
•	Asia leads international demand; 46% of total revenue derived from outside of North America
•	Net income of $3.4 million or 18 cents diluted EPS
•	New bank facility provides access to up to $80 million

Net sales for the quarter ended May 31, 2010 increased to $210,762,000 as compared to $147,759,000 for the prior year’s comparable fiscal period, an increase of 42.6%.  Sequentially, net sales for the quarter ended May 31, 2010 increased $23,839,000 or 12.8% from $186,923,000 for the fourth quarter of fiscal 2010.

Excluding Xilinx products, sales for the first quarter ended May 31, 2010 were $150,013,000, an increase of 52.7% from $98,251,000 for the comparable quarter of fiscal 2010 and an increase of 14.1% sequentially from $131,495,000 in the fourth quarter of fiscal 2010.

Sales by geographic region for the first quarter of fiscal 2011 were $113,911,000 or 54.0% of the total from North America, $75,831,000 or 36.0% of the total from Asia, and $21,020,000 or 10.0% of the total from Europe.  Year-over-year, regional sales increased 36.1% in North America, 67.8% in Asia, and 11.3% in Europe.

Net income for the quarter ended May 31, 2010 was $3,374,000 or $0.18 per diluted share as compared to a net loss of $(944,000) or $(0.05) per diluted share for the first quarter of the prior year.

Martin Kent, President and Chief Executive Officer of Nu Horizons stated, "Industry demand momentum continued through the first quarter of our fiscal year 2011.  We are pleased to report a fifth consecutive quarter of sequential revenue growth.  Revenues increased in all of our geographic segments, with successful diversification reflected in Asia increasing to over one-third of total sales.  As compared with the year-ago period, revenue increased by nearly 43% to a fiscal first quarter record level of over $210 million, which includes three months of sales associated with Xilinx products that will no longer be distributed. Excluding Xilinx sales, the first quarter revenue increased 52.7% compared to the comparable prior year period.  A further sign of encouragement is that our book-to-bill ratio without Xilinx was 1.22:1 for the first quarter.  However, in order to remain profitable without Xilinx, the Company will have to continue to increase sales in future quarters. "

Nu Horizons Electronics Corp. Reports Financial Results
for the First Quarter of Fiscal Year 2011

"As we strengthened our revenue profile, we maintained our focus on enhancing profitability.  The gross profit margin on consolidated sales in the first quarter improved sequentially, and is expected to improve further as our demand creation revenues increase from our expanding base of vendors and new product lines.  Furthermore, our gross profit margin on non-Xilinx revenue is almost a full point higher than the gross profit margin on total sales including Xilinx. We intend to continue to take steps to increase our top line growth and increase our gross profit margin in future quarters."

Kurt Freudenberg, Executive Vice President and Chief Financial Officer, added, "We successfully concluded our Xilinx distribution agreement termination on June 5, 2010.  All Xilinx inventories have been sold to our customers or returned to Xilinx for cash.  During the first quarter we continued to make improvements to our balance sheet.  Our improved cash position at the end of the fiscal first quarter along with a new global credit facility executed in June with maximum borrowings of up to $80 million, is expected to provide us with financial flexibility to capitalize on the growth and market share expansion opportunities available to us globally."

A conference call to further discuss earnings will be held today at 4:30 pm ET.  The conference call may be accessed by dialing 1-888-523-1232 (international, dial 1-719-457-2081) and providing the passcode 5181423.  Listeners can also access the webcast live through the company's website at www.nuhorizons.com.  The webcast will be archived on the company’s website for 60 days following the call. An audio replay of the conference call will be available for seven days beginning at 7:30 p.m. Eastern time on July 8, 2010.  The audio replay dial-in number for North America is 1-888-203-1112 and 1-719-457-0820 for international callers.  The replay passcode is 5181423.  A transcript of the call will remain available on the company's website.

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination, power, system and telecommunication solutions to a wide variety of commercial original equipment manufacturers (OEMs) and electronic manufacturing services providers (EMS). With sales facilities in 54 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com.

Nu Horizons Electronics Corp. Reports Financial Results
for the First Quarter of Fiscal Year 2011

Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons' management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company's products, the competitive environment within the electronics industry, the ability of the Company to expand its operations, the level of costs incurred in connection with the Company's expansion efforts and the financial strength of the Company's customers and suppliers.   Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons' financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.

Company Contact:	Investor Relations:
Kurt Freudenberg	Darrow Associates, Inc.
Executive Vice President and Chief Financial Officer	Jordan M. Darrow
Nu Horizons Electronics Corp.	631-367-1866
631-396-5000	jdarrow@darrowir.com
kurt.freudenberg@nuhorizons.com

(Tables Follow)

Nu Horizons Electronics Corp. Reports Financial Results
for the First Quarter of Fiscal Year 2011

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended
	May 31, 2010	May 31, 2009

NET SALES	$210,762,000	$147,759,000

COSTS AND EXPENSES
Cost of sales	180,670,000	126,721,000
Selling, general and administrative expenses	24,917,000	21,693,000
	205,587,000	148,414,000

OPERATING INCOME (LOSS)	5,175,000	(655,000)

OTHER (INCOME) EXPENSE
Interest expense	660,000	422,000
Interest income	(12,000)	(3,000)
	648,000	419,000

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	4,527,000	(1,074,000)

Provision (benefit) for income taxes	986,000	(161,000)

CONSOLIDATED NET INCOME (LOSS)	3,541,000	(913,000)

Net income attributable to noncontrolling interest	167,000	31,000

NET INCOME (LOSS) ATTRIBUTED TO NU HORIZONS ELECTRONICS CORP. SHAREHOLDERS	$3,374,000	$(944,000)

NET INCOME (LOSS) PER COMMON SHARE ATTRIBUTABLE TO NU HORIZONS ELECTRONICS CORP.
Basic	$.19	$(.05)
Diluted	$.18	$(.05)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,132,392	18,088,010
Diluted	18,267,884	18,088,010

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Nu Horizons Electronics Corp. Reports Financial Results
for the First Quarter of Fiscal Year 2011

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS

	May 31, 2010	February 28, 2010
	(unaudited)
- ASSETS -
CURRENT ASSETS
Cash	$13,011,000	$6,632,000
Accounts receivable – less allowances of $3,870,000 and $3,659,000 as of May 31, 2010 and February 28, 2010, respectively	139,476,000	131,883,000
Inventories	82,973,000	117,377,000
Deferred tax asset	392,000	434,000
Prepaid expenses and other current assets	15,858,000	7,095,000
TOTAL CURRENT ASSETS	251,710,000	263,421,000

PROPERTY, PLANT AND EQUIPMENT – NET	4,720,000	4,924,000

OTHER ASSETS
Goodwill	2,308,000	2,308,000
Intangibles – net	3,319,000	3,404,000
Other assets	2,058,000	2,087,000

TOTAL ASSETS	$264,115,000	$276,144,000

- LIABILITIES AND EQUITY -
CURRENT LIABILITIES
Accounts payable	$46,544,000	$78,791,000
Accrued expenses	9,371,000	7,696,000
Bank debt	3,242,000	4,192,000
Income taxes payable	2,226,000	1,746,000
TOTAL CURRENT LIABILITIES	61,383,000	92,425,000

LONG TERM LIABILITIES
Bank debt	50,250,000	35,000,000
Other long-term liabilities	3,500,000	3,355,000
TOTAL LONG TERM LIABILITIES	53,750,000	38,355,000

COMMITMENTS AND CONTINGENCIES

EQUITY
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $.0066 par value, 50,000,000 shares authorized; 18,532,137 and 18,549,305 shares issued and outstanding as of May 31, 2010 and February 28, 2010, respectively	122,000	122,000
Additional paid-in capital	57,520,000	57,227,000
Retained earnings	88,463,000	85,089,000
Other accumulated comprehensive income	25,000	240,000
Total Nu Horizons Stockholders’ Equity	146,130,000	142,678,000
Noncontrolling interest	2,852,000	2,686,000
TOTAL EQUITY	148,982,000	145,364,000

TOTAL LIABILITIES AND EQUITY	$264,115,000	$276,144,000

Nu Horizons Electronics Corp. Reports Financial Results
for the First Quarter of Fiscal Year 2011

EXHIBIT A

Quarterly Sales Analysis

	FY 2011		FY 2010
		% of		% of
	Q1	Total	Q1	Total
Sales by Geographic Area:
North America	$113,911,000	54.0%	$83,677,000	56.6%
Asia	75,831,000	36.0%	45,200,000	30.6%
Europe	21,020,000	10.0%	18,882,000	12.8%
	$210,762,000	100.0%	$147,759,000	100.0%